Exhibit 99.1

News Release

Trustmark Corporation Announces Second Quarter 2026 Financial Results

Strong Performance Reflects Continued Loan and Deposit Growth,

Enhanced Credit Quality, Expanded Net Interest Income and Continued Technology Investments

JACKSON, Miss. – July 28, 2026 – Trustmark Corporation (NASDAQGS:TRMK) reported net income of $63.5 million in the second quarter of 2026, representing diluted earnings per share of $1.08. Trustmark’s performance during the second quarter produced a return on average tangible equity (ROATE) of 14.08% and a return on average assets (ROAA) of 1.33%. Results in the quarter included non-routine transactions that collectively increased net income by $6.9 million, or $0.11 per diluted share. Excluding these items(1), operating net income totaled $56.7 million, which represented diluted earnings per share of $0.97 and produced a ROATE and ROAA of 12.59% and 1.19%, respectively. The Board of Directors declared a quarterly cash dividend of $0.25 per share payable September 15, 2026, to shareholders of record on September 1, 2026.

Non-Routine Transactions in the Second Quarter(1)

•
Sold a portfolio of 1-4 family mortgage loans that were primarily three payments delinquent and/or nonaccrual totaling $73.8 million (Mortgage Loan Sale); the reserve on the portfolio exceeded the credit discount, which resulted in an increase in pre-tax income of $4.2 million ($3.2 million net of taxes); the sale drove a $47.1 million overall reduction in nonperforming loans
•
Exchanged Visa Class B-2 shares for Visa Class B-3 shares and Visa Class C shares; Visa stock exchange resulted in a gain of $4.9 million ($3.7 million, net of taxes)

Second Quarter Highlights

•
Loans held for investment (HFI) increased $35.1 million, or 0.3%, from the prior quarter to $13.9 billion; excluding the Mortgage Loan Sale, loans HFI increased $108.9 million, or 0.8%, linked-quarter
•
Credit quality improved as nonperforming assets declined 47.3% linked-quarter to represent 0.39% of loans HFI and loans held for sale (HFS)
•
Deposits increased $358.7 million, or 2.3%, from the prior quarter to $16.1 billion while cost of total deposits declined 4 basis points linked-quarter to 1.59%
•
Total revenue expanded $5.3 million, or 2.6%, linked-quarter to $208.2 million
•
Net interest income (FTE) increased $5.0 million, or 3.1%, linked-quarter, producing a net interest margin of 3.84%, up 3 basis points from the prior quarter
•
Noninterest expense increased $1.5 million, or 1.2%, linked-quarter to $133.7 million

Duane A. Dewey, President and CEO, stated, “We continued to make significant progress in accomplishing our strategic initiatives in the second quarter. Loan production remained solid while loan growth was muted due to commercial real estate loan payoffs as well as the Mortgage Loan Sale in the second quarter. Deposit growth continued at attractive rates, which was reflected in our expanded net interest margin. Years of planning culminated in the second quarter with the successful conversion of our core deposit and related systems to state-of-the-art platforms which will allow us to enhance the customer experience and operate more efficiently. This was a tremendous effort, and I am extremely pleased with the commitment and dedication of our associates to make this transition as seamless as possible for our customers. Trustmark is well positioned to serve our customers and create long-term value for our shareholders.”

Balance Sheet Management

•
Loans HFI increased $35.1 million, or 0.3%, during the quarter and $448.2 million, or 3.3%, year-over-year; excluding the Mortgage Loan Sale, loans HFI increased $108.9 million, or 0.8%, linked-quarter and $522.0 million, or 3.9%, year-over-year
•
Deposits expanded $358.7 million, or 2.3%, linked-quarter and $955.4 million, or 6.3%, year-over-year
•
Maintained strong capital position with CET1 ratio of 11.87% and total risk-based capital ratio of 14.47%
•
Repurchased $40.9 million, or approximately 952 thousand shares, of common stock during the first six months of 2026, including $21.1 million, or approximately 475 thousand shares, in the second quarter

(1)See Consolidated Financial Information Note 1 – Non-Routine Transactions and Note 8 – Non-GAAP Financial Measures

Loans HFI totaled $13.9 billion at June 30, 2026, reflecting an increase of $35.1 million, or 0.3%, linked-quarter and $448.2 million, or 3.3%, year-over-year. The linked-quarter growth includes the Mortgage Loan Sale as well as the reduction in commercial real estate loans. The average balance of loans HFI in the second quarter was $13.9 billion, an increase of $152.8 million, or 1.1%, linked-quarter and $553.7 million, or 4.2%, year-over-year. Trustmark’s loan portfolio remains well-diversified by loan type and geography.

Deposits totaled $16.1 billion at June 30, 2026, up $358.7 million, or 2.3%, from the prior quarter, which included noninterest-bearing deposit growth of $277.9 million. Year-over-year, deposits increased $955.4 million, or 6.3%. Trustmark continues to maintain a strong liquidity position as loans HFI represented 86.6% of total deposits at the end of the second quarter. Noninterest-bearing deposits represented 21.0% of total deposits at June 30, 2026. The average balance of total deposits in the second quarter was $15.8 billion, an increase of $169.1 million, or 1.1%, linked-quarter and $607.4 million, or 4.0%, year-over-year. Interest-bearing deposit costs totaled 2.00% for the second quarter, a decrease of 2 basis points linked-quarter while the cost of total deposits was 1.59%, a decrease of 4 basis points from the prior quarter.

During the second quarter, Trustmark repurchased $21.1 million, or approximately 475 thousand of its common shares. During the first six months of 2026, Trustmark repurchased $40.9 million, or approximately 952 thousand common shares. As previously announced, Trustmark’s Board of Directors authorized a stock repurchase program effective January 1, 2026, under which $100.0 million of Trustmark’s outstanding shares may be acquired through December 31, 2026. The repurchase program, which is subject to market conditions and management discretion, will continue to be implemented through open market repurchases or privately negotiated transactions. At June 30, 2026, Trustmark’s tangible equity to tangible assets ratio was 9.59%, while the total risk-based capital ratio was 14.47%. Tangible book value per share was $31.07 at June 30, 2026, an increase of 1.6% from the prior quarter and 8.1% from the prior year.

Credit Quality

•
Nonaccrual loans declined 48.7% linked-quarter to $49.7 million, driven by the Mortgage Loan Sale
•
Net provision for credit losses was $6.0 million in the second quarter, excluding the $9.2 million release in the provision related to the Mortgage Loan Sale
•
Net charge-offs totaled $7.5 million for the second quarter; excluding the Mortgage Loan Sale, net charge-offs totaled $1.2 million and represented 0.03% of average loans
•
Allowance for credit losses (ACL) represented 1.07% of loans HFI and 797.98% of nonaccrual loans, excluding individually analyzed loans at June 30, 2026

Nonaccrual loans totaled $49.7 million at June 30, 2026, down $47.1 million from the prior quarter. Other real estate totaled $5.2 million, reflecting a decrease of $2.1 million from the prior quarter. Collectively, nonperforming assets totaled $54.9 million at June 30, 2026, down $49.2 million, or 47.3%, from the prior quarter and represented 0.39% of loans HFI and HFS.

The total provision for credit losses for loans HFI was a negative $4.8 million in the second quarter. Excluding the Mortgage Loan Sale, the provision for credit losses for loans HFI was $4.5 million and was primarily attributable to an increase in required reserves on individually analyzed loans, loan growth, and changes in the macroeconomic forecast partially offset by positive credit migration. The provision for credit losses for off-balance sheet credit exposures was $1.5 million, primarily driven by changes in the macroeconomic forecast. Collectively, the provision for credit losses, excluding the Mortgage Loan Sale, totaled $6.0 million in the second quarter compared to $2.7 million in the prior quarter and $4.7 million in the second quarter of 2025.

Allocation of Trustmark’s $148.2 million ACL on loans HFI represented 0.90% of commercial loans and 1.63% of consumer and home mortgage loans, resulting in an ACL to total loans HFI of 1.07% at June 30, 2026. Management believes the level of the ACL is commensurate with the credit losses currently expected in the loan portfolio.

Revenue Generation

•
Net interest income (FTE) totaled $168.6 million in the second quarter, up $5.0 million, or 3.1%, linked-quarter
•
Net interest margin totaled 3.84% in the second quarter, up 3 basis points from the prior quarter
•
Wealth management revenue expanded 5.1% linked-quarter to $10.9 million

Revenue in the second quarter totaled $208.2 million, an increase of 2.6% from the prior quarter. The linked-quarter increase reflects growth in net interest income and noninterest income. Net interest income (FTE) in the second quarter expanded to $168.6 million, resulting in a net interest margin of 3.84%, up 3 basis points from the prior quarter. The expansion of the net interest margin was primarily due to the decrease in the cost of interest-bearing liabilities. Noninterest income in the second quarter totaled $42.6 million, an increase of $226 thousand, or 0.5%, from the prior quarter.

Wealth management revenue in the second quarter totaled $10.9 million, an increase of $529 thousand, or 5.1%, from the prior quarter and $1.3 million, or 13.3%, year-over-year. The growth linked-quarter and year-over-year reflected increased trust management and brokerage services revenue.

Mortgage loan production in the second quarter totaled $477.0 million, up 27.2% from the prior quarter and up 11.9% year-over-year. Mortgage banking revenue totaled $8.9 million in the second quarter, virtually unchanged linked-quarter and an increase of $312 thousand year-over-year. The year-over-year increase was principally attributable to increased mortgage servicing revenue and improved net hedge ineffectiveness, offset in part by reduced gain on sale of loans, net.

Bank card and other fees totaled $8.7 million in the second quarter, up $755 thousand from the prior quarter principally due to increased interchange, ATM and customer derivative revenue. Year-over-year, bank card and other fees were unchanged. Service charges on deposit accounts totaled $10.4 million in the second quarter, down $279 thousand, or 2.6%, linked-quarter and $210 thousand, or 2.0%, year-over-year.

Other, net totaled $3.6 million, down $759 thousand linked-quarter reflecting reduced cash management revenue. Year-over-year other, net increased $1.3 million reflecting increased investment partnership revenue.

Noninterest Expense

•
Total noninterest expense increased $1.5 million, or 1.2%, linked-quarter
•
Salaries and employee benefits expense declined $1.3 million, or 1.7%, linked-quarter
•
Occupancy expense declined $98 thousand, or 1.3%, linked-quarter
•
Services and fees increased $1.8 million, or 6.5%, linked-quarter

Noninterest expense in the second quarter totaled $133.7 million, an increase of $1.5 million, or 1.2%, from the prior quarter and $8.6 million, or 6.8%, year-over-year. Salaries and employee benefits expense totaled $73.0 million in the second quarter, a decline of $1.3 million, or 1.7%, linked-quarter and an increase of $4.7 million, or 6.9%, year-over-year. The linked-quarter decline reflected a seasonal decrease in payroll taxes and stock compensation expense, which were offset in part by increased commissions and compensation expense. Services and fees in the second quarter totaled $29.7 million, an increase of $1.8 million, or 6.5%, from the prior quarter and $2.8 million, or 10.2%, year-over-year. The linked-quarter increase is attributable principally to data processing expense and professional fees. Total other expense in the second quarter was $16.0 million, an increase of $801 thousand, or 5.3%, linked-quarter and a decline of $155 thousand, or 1.0%, year-over-year. The linked-quarter change is attributable to increased other real estate expense, loan expense and other miscellaneous expense offset in part by a decrease in FDIC assessment expense.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, July 29, 2026, at 8:30 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Wednesday, August 12, 2026, in archived format at the same web address or by calling (855) 669-9658, passcode 9353550.

Trustmark is a financial services company providing banking and financial solutions through offices in Alabama, Florida, Georgia, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission (SEC) could have an adverse effect on our business, results of operations or financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, actions by the Board of Governors of the Federal Reserve System (FRB) that impact the level of market interest rates, local, state, national and international economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates, conditions and changes, including volatility, in the credit and financial markets, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels, a slowdown in economic growth, changes in our ability to measure the fair value of assets in our portfolio, changes in the level and/or volatility of market interest rates, the impacts related to or resulting from bank failures and other economic and industry volatility, including potential increased regulatory requirements, the demand for the products and services we offer, potential unexpected adverse outcomes in pending litigation matters, our ability to attract and retain noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism, potential market or regulatory effects of the current United States presidential administration’s policies, changes to the credit rating of U.S. Government securities and other risks described in our filings with the SEC.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Joseph E. Bond	Melanie A. Morgan
Treasurer and	Executive Vice President
Principal Financial Officer	601-208-2979
601-208-7298

F. Joseph Rein, Jr.

Executive Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2026
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	6/30/2026	3/31/2026	6/30/2025	$ Change	% Change	$ Change	% Change
Securities available for sale	$1,921,541	$1,853,316	$1,745,924	$68,225	3.7%	$175,617	10.1%
Securities held to maturity	1,147,616	1,185,975	1,303,195	(38,359)	-3.2%	(155,579)	-11.9%
Total securities	3,069,157	3,039,291	3,049,119	29,866	1.0%	20,038	0.7%
Loans held for sale (LHFS) (1)	293,294	279,444	204,973	13,850	5.0%	88,321	43.1%
Loans held for investment (LHFI) (1)	13,892,209	13,739,423	13,338,532	152,786	1.1%	553,677	4.2%
Other earning assets	370,080	369,002	414,733	1,078	0.3%	(44,653)	-10.8%
Total earning assets	17,624,740	17,427,160	17,007,357	197,580	1.1%	617,383	3.6%
Allowance for credit losses (ACL), LHFI	(160,008)	(156,485)	(166,430)	(3,523)	-2.3%	6,422	3.9%
Other assets	1,628,588	1,648,249	1,605,786	(19,661)	-1.2%	22,802	1.4%
Total assets	$19,093,320	$18,918,924	$18,446,713	$174,396	0.9%	$646,607	3.5%

Interest-bearing demand deposits	$8,072,774	$8,088,668	$7,682,684	$(15,894)	-0.2%	$390,090	5.1%
Savings deposits	981,816	976,267	989,689	5,549	0.6%	(7,873)	-0.8%
Time deposits	3,500,054	3,498,295	3,313,420	1,759	0.1%	186,634	5.6%
Total interest-bearing deposits	12,554,644	12,563,230	11,985,793	(8,586)	-0.1%	568,851	4.7%
Fed funds purchased and repurchases	400,495	429,778	416,104	(29,283)	-6.8%	(15,609)	-3.8%
Other borrowings	312,413	280,608	431,861	31,805	11.3%	(119,448)	-27.7%
Subordinated notes	172,078	171,998	123,779	80	0.0%	48,299	39.0%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	13,501,486	13,507,470	13,019,393	(5,984)	0.0%	482,093	3.7%
Noninterest-bearing deposits	3,210,375	3,032,730	3,171,796	177,645	5.9%	38,579	1.2%
Other liabilities	237,612	235,292	214,315	2,320	1.0%	23,297	10.9%
Total liabilities	16,949,473	16,775,492	16,405,504	173,981	1.0%	543,969	3.3%
Shareholders' equity	2,143,847	2,143,432	2,041,209	415	0.0%	102,638	5.0%
Total liabilities and equity	$19,093,320	$18,918,924	$18,446,713	$174,396	0.9%	$646,607	3.5%

(1) During the first quarter of 2026, Trustmark began reporting the averages for LHFS and LHFI separately. Prior periods have been reclassified accordingly.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2026
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	6/30/2026	3/31/2026	6/30/2025	$ Change	% Change	$ Change	% Change
Cash and due from banks	$669,892	$526,593	$634,402	$143,299	27.2%	$35,490	5.6%
Securities available for sale	1,941,624	1,913,835	1,782,092	27,789	1.5%	159,532	9.0%
Securities held to maturity	1,134,823	1,159,676	1,290,572	(24,853)	-2.1%	(155,749)	-12.1%
LHFS	300,529	291,122	219,649	9,407	3.2%	80,880	36.8%
LHFI	13,913,023	13,877,971	13,464,780	35,052	0.3%	448,243	3.3%
ACL LHFI	(148,189)	(160,431)	(168,237)	12,242	7.6%	20,048	11.9%
Net LHFI	13,764,834	13,717,540	13,296,543	47,294	0.3%	468,291	3.5%
Premises and equipment, net	228,701	227,134	228,964	1,567	0.7%	(263)	-0.1%
Mortgage servicing rights	141,763	136,796	132,702	4,967	3.6%	9,061	6.8%
Goodwill	334,605	334,605	334,605	—	0.0%	—	0.0%
Other real estate	5,208	7,316	8,972	(2,108)	-28.8%	(3,764)	-42.0%
Operating lease right-of-use assets	32,947	32,702	34,016	245	0.7%	(1,069)	-3.1%
Other assets	637,544	640,005	653,142	(2,461)	-0.4%	(15,598)	-2.4%
Total assets	$19,192,470	$18,987,324	$18,615,659	$205,146	1.1%	$576,811	3.1%

Deposits:
Noninterest-bearing	$3,373,546	$3,095,696	$3,135,435	$277,850	9.0%	$238,111	7.6%
Interest-bearing	12,697,669	12,616,812	11,980,426	80,857	0.6%	717,243	6.0%
Total deposits	16,071,215	15,712,508	15,115,861	358,707	2.3%	955,354	6.3%
Fed funds purchased and repurchases	360,000	385,000	456,326	(25,000)	-6.5%	(96,326)	-21.1%
Other borrowings	137,853	292,532	558,654	(154,679)	-52.9%	(420,801)	-75.3%
Subordinated notes	172,119	172,042	123,812	77	0.0%	48,307	39.0%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
ACL on off-balance sheet credit exposures	27,534	26,003	25,891	1,531	5.9%	1,643	6.3%
Operating lease liabilities	37,091	36,819	38,091	272	0.7%	(1,000)	-2.6%
Other liabilities	181,171	171,419	164,379	9,752	5.7%	16,792	10.2%
Total liabilities	17,048,839	16,858,179	16,544,870	190,660	1.1%	503,969	3.0%
Common stock	12,132	12,226	12,585	(94)	-0.8%	(453)	-3.6%
Capital surplus	42,695	62,051	133,195	(19,356)	-31.2%	(90,500)	-67.9%
Retained earnings	2,131,086	2,082,304	1,955,498	48,782	2.3%	175,588	9.0%
Accumulated other comprehensive income (loss), net of tax	(42,282)	(27,436)	(30,489)	(14,846)	54.1%	(11,793)	-38.7%
Total shareholders' equity	2,143,631	2,129,145	2,070,789	14,486	0.7%	72,842	3.5%
Total liabilities and equity	$19,192,470	$18,987,324	$18,615,659	$205,146	1.1%	$576,811	3.1%

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2026
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	6/30/2026	3/31/2026	6/30/2025	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-fully taxable equivalent (FTE)	$209,557	$205,117	$209,077	$4,440	2.2%	$480	0.2%
Interest on securities	26,952	26,781	26,269	171	0.6%	683	2.6%
Other interest income	3,854	3,147	4,734	707	22.5%	(880)	-18.6%
Total interest income-FTE	240,363	235,045	240,080	5,318	2.3%	283	0.1%
Interest on deposits	62,629	62,719	68,177	(90)	-0.1%	(5,548)	-8.1%
Interest on fed funds purchased and repurchases	3,748	3,975	4,513	(227)	-5.7%	(765)	-17.0%
Other interest expense	5,426	4,817	5,982	609	12.6%	(556)	-9.3%
Total interest expense	71,803	71,511	78,672	292	0.4%	(6,869)	-8.7%
Net interest income-FTE	168,560	163,534	161,408	5,026	3.1%	7,152	4.4%
Provision for credit losses (PCL), LHFI	4,452	4,688	5,346	(236)	-5.0%	(894)	-16.7%
PCL, off-balance sheet credit exposures	1,531	(1,948)	(670)	3,479	n/m	2,201	n/m
PCL, LHFI sale of 1-4 family mortgage loans	(9,227)	—	—	(9,227)	n/m	(9,227)	n/m
Net interest income after provision-FTE	171,804	160,794	156,732	11,010	6.8%	15,072	9.6%
Service charges on deposit accounts	10,375	10,654	10,585	(279)	-2.6%	(210)	-2.0%
Bank card and other fees	8,743	7,988	8,754	755	9.5%	(11)	-0.1%
Mortgage banking, net	8,914	8,934	8,602	(20)	-0.2%	312	3.6%
Wealth management	10,922	10,393	9,638	529	5.1%	1,284	13.3%
Other, net	3,617	4,376	2,311	(759)	-17.3%	1,306	56.5%
Total noninterest income	42,571	42,345	39,890	226	0.5%	2,681	6.7%
Salaries and employee benefits	72,990	74,242	68,298	(1,252)	-1.7%	4,692	6.9%
Services and fees	29,748	27,944	26,998	1,804	6.5%	2,750	10.2%
Net occupancy-premises	7,728	7,826	7,507	(98)	-1.3%	221	2.9%
Equipment expense	7,267	6,998	6,206	269	3.8%	1,061	17.1%
Other expense	15,950	15,149	16,105	801	5.3%	(155)	-1.0%
Total noninterest expense	133,683	132,159	125,114	1,524	1.2%	8,569	6.8%
Income before income taxes and FTE adjustment	80,692	70,980	71,508	9,712	13.7%	9,184	12.8%
FTE adjustment	2,930	2,975	2,652	(45)	-1.5%	278	10.5%
Income before income taxes	77,762	68,005	68,856	9,757	14.3%	8,906	12.9%
Income taxes	14,240	11,890	13,015	2,350	19.8%	1,225	9.4%
Net income	$63,522	$56,115	$55,841	$7,407	13.2%	$7,681	13.8%

Per share data
Basic earnings per share	$1.09	$0.95	$0.92	$0.14	14.7%	$0.17	18.5%
Diluted earnings per share	$1.08	$0.95	$0.92	$0.13	13.7%	$0.16	17.4%
Dividends per share	$0.25	$0.25	$0.24	$—	0.0%	$0.01	4.2%

Weighted average shares outstanding
Basic	58,470,366	58,832,130	60,462,578
Diluted	58,697,955	59,067,767	60,693,515
Period end shares outstanding	58,225,687	58,679,730	60,401,684

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2026
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS	6/30/2026	3/31/2026	6/30/2025	$ Change	% Change	$ Change	% Change
Nonaccrual LHFI
Alabama	$12,012	$11,151	$8,422	$861	7.7%	$3,590	42.6%
Florida	514	553	437	(39)	-7.1%	77	17.6%
Mississippi (1)	31,078	76,671	54,015	(45,593)	-59.5%	(22,937)	-42.5%
Tennessee (2)	2,936	2,542	2,232	394	15.5%	704	31.5%
Texas	3,118	5,802	15,894	(2,684)	-46.3%	(12,776)	-80.4%
Total nonaccrual LHFI	49,658	96,719	81,000	(47,061)	-48.7%	(31,342)	-38.7%
Other real estate
Alabama	1,356	1,356	772	—	0.0%	584	75.6%
Mississippi (1)	2,870	5,033	4,860	(2,163)	-43.0%	(1,990)	-40.9%
Tennessee (2)	982	927	1,079	55	5.9%	(97)	-9.0%
Texas	—	—	2,261	—	n/m	(2,261)	-100.0%
Total other real estate	5,208	7,316	8,972	(2,108)	-28.8%	(3,764)	-42.0%
Total nonperforming assets	$54,866	$104,035	$89,972	$(49,169)	-47.3%	$(35,106)	-39.0%

LOANS PAST DUE OVER 90 DAYS
LHFI	$3,065	$3,745	$3,854	$(680)	-18.2%	$(789)	-20.5%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$109,508	$116,395	$75,564	$(6,887)	-5.9%	$33,944	44.9%

	Quarter Ended			Linked Quarter		Year over Year
ACL LHFI	6/30/2026	3/31/2026	6/30/2025	$ Change	% Change	$ Change	% Change
Beginning Balance	$160,431	$157,071	$167,010	$3,360	2.1%	$(6,579)	-3.9%
PCL, LHFI	4,452	4,688	5,346	(236)	-5.0%	(894)	-16.7%
PCL, LHFI sale of 1-4 family mortgage loans	(9,227)	—	—	(9,227)	n/m	(9,227)	n/m
Charge-offs, sale of 1-4 family mortgage loans	(6,316)	—	—	(6,316)	n/m	(6,316)	n/m
Charge-offs	(3,493)	(3,686)	(6,380)	193	5.2%	2,887	45.3%
Recoveries	2,342	2,358	2,261	(16)	-0.7%	81	3.6%
Net (charge-offs) recoveries	(7,467)	(1,328)	(4,119)	(6,139)	n/m	(3,348)	-81.3%
Ending Balance	$148,189	$160,431	$168,237	$(12,242)	-7.6%	$(20,048)	-11.9%

NET (CHARGE-OFFS) RECOVERIES
Alabama	$(140)	$(104)	$(2,331)	$(36)	-34.6%	$2,191	94.0%
Florida	73	(35)	151	108	n/m	(78)	-51.7%
Mississippi (1)	(7,287)	(626)	(1,647)	(6,661)	n/m	(5,640)	n/m
Tennessee (2)	(185)	7	(258)	(192)	n/m	73	-28.3%
Texas	72	(570)	(34)	642	n/m	106	n/m
Total net (charge-offs) recoveries	$(7,467)	$(1,328)	$(4,119)	$(6,139)	n/m	$(3,348)	-81.3%

(1) Mississippi includes Central and Southern Mississippi Regions.
(2) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2026
($ in thousands)
(unaudited)

	Quarter Ended					Six Months Ended
AVERAGE BALANCES	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Securities available for sale	$1,921,541	$1,853,316	$1,815,943	$1,740,647	$1,745,924	$1,887,617	$1,736,162
Securities held to maturity	1,147,616	1,185,975	1,236,827	1,279,020	1,303,195	1,166,690	1,314,129
Total securities	3,069,157	3,039,291	3,052,770	3,019,667	3,049,119	3,054,307	3,050,291
LHFS (1)	293,294	279,444	229,697	216,704	204,973	286,407	194,048
LHFI (1)	13,892,209	13,739,423	13,632,256	13,485,334	13,338,532	13,816,238	13,238,459
Other earning assets	370,080	369,002	369,748	389,021	414,733	369,544	390,255
Total earning assets	17,624,740	17,427,160	17,284,471	17,110,726	17,007,357	17,526,496	16,873,053
ACL LHFI	(160,008)	(156,485)	(161,147)	(167,775)	(166,430)	(158,256)	(163,180)
Other assets	1,628,588	1,648,249	1,609,123	1,627,362	1,605,786	1,638,364	1,615,132
Total assets	$19,093,320	$18,918,924	$18,732,447	$18,570,313	$18,446,713	$19,006,604	$18,325,005

Interest-bearing demand deposits	$8,072,774	$8,088,668	$8,000,614	$7,747,480	$7,682,684	$8,080,677	$7,735,667
Savings deposits	981,816	976,267	963,759	976,664	989,689	979,057	991,451
Time deposits	3,500,054	3,498,295	3,447,188	3,439,180	3,313,420	3,499,179	3,237,200
Total interest-bearing deposits	12,554,644	12,563,230	12,411,561	12,163,324	11,985,793	12,558,913	11,964,318
Fed funds purchased and repurchases	400,495	429,778	402,772	419,802	416,104	415,056	410,677
Other borrowings	312,413	280,608	178,487	283,629	431,861	296,598	388,193
Subordinated notes	172,078	171,998	160,786	123,831	123,779	172,038	123,750
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	13,501,486	13,507,470	13,215,462	13,052,442	13,019,393	13,504,461	12,948,794
Noninterest-bearing deposits	3,210,375	3,032,730	3,185,575	3,194,587	3,171,796	3,122,043	3,113,886
Other liabilities	237,612	235,292	204,636	232,911	214,315	236,459	245,806
Total liabilities	16,949,473	16,775,492	16,605,673	16,479,940	16,405,504	16,862,963	16,308,486
Shareholders' equity	2,143,847	2,143,432	2,126,774	2,090,373	2,041,209	2,143,641	2,016,519
Total liabilities and equity	$19,093,320	$18,918,924	$18,732,447	$18,570,313	$18,446,713	$19,006,604	$18,325,005

(1) During the first quarter of 2026, Trustmark began reporting the averages for LHFS and LHFI separately. Prior periods have been reclassified accordingly.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2026
($ in thousands)
(unaudited)

PERIOD END BALANCES	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Cash and due from banks	$669,892	$526,593	$668,007	$732,826	$634,402
Securities available for sale	1,941,624	1,913,835	1,876,830	1,814,245	1,782,092
Securities held to maturity	1,134,823	1,159,676	1,207,454	1,268,459	1,290,572
LHFS	300,529	291,122	278,789	228,141	219,649
LHFI	13,913,023	13,877,971	13,674,233	13,548,156	13,464,780
ACL LHFI	(148,189)	(160,431)	(157,071)	(165,242)	(168,237)
Net LHFI	13,764,834	13,717,540	13,517,162	13,382,914	13,296,543
Premises and equipment, net	228,701	227,134	225,658	227,805	228,964
Mortgage servicing rights	141,763	136,796	131,289	131,676	132,702
Goodwill	334,605	334,605	334,605	334,605	334,605
Other real estate	5,208	7,316	6,957	8,325	8,972
Operating lease right-of-use assets	32,947	32,702	32,152	33,012	34,016
Other assets	637,544	640,005	646,308	639,502	653,142
Total assets	$19,192,470	$18,987,324	$18,925,211	$18,801,510	$18,615,659

Deposits:
Noninterest-bearing	$3,373,546	$3,095,696	$3,036,504	$3,321,132	$3,135,435
Interest-bearing	12,697,669	12,616,812	12,463,280	12,309,842	11,980,426
Total deposits	16,071,215	15,712,508	15,499,784	15,630,974	15,115,861
Fed funds purchased and repurchases	360,000	385,000	445,000	420,000	456,326
Other borrowings	137,853	292,532	364,762	208,366	558,654
Subordinated notes	172,119	172,042	171,966	123,867	123,812
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
ACL on off-balance sheet credit exposures	27,534	26,003	27,951	26,186	25,891
Operating lease liabilities	37,091	36,819	36,250	37,100	38,091
Other liabilities	181,171	171,419	195,965	178,893	164,379
Total liabilities	17,048,839	16,858,179	16,803,534	16,687,242	16,544,870
Common stock	12,132	12,226	12,296	12,528	12,585
Capital surplus	42,695	62,051	81,951	123,435	133,195
Retained earnings	2,131,086	2,082,304	2,041,055	1,997,685	1,955,498
Accumulated other comprehensive income (loss), net of tax	(42,282)	(27,436)	(13,625)	(19,380)	(30,489)
Total shareholders' equity	2,143,631	2,129,145	2,121,677	2,114,268	2,070,789
Total liabilities and equity	$19,192,470	$18,987,324	$18,925,211	$18,801,510	$18,615,659

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2026
($ in thousands except per share data)
(unaudited)

	Quarter Ended					Six Months Ended
INCOME STATEMENTS	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Interest and fees on LHFS & LHFI-FTE	$209,557	$205,117	$211,716	$214,636	$209,077	$414,674	$411,006
Interest on securities	26,952	26,781	26,587	26,625	26,269	53,733	52,325
Other interest income	3,854	3,147	3,967	4,233	4,734	7,001	8,580
Total interest income-FTE	240,363	235,045	242,270	245,494	240,080	475,408	471,911
Interest on deposits	62,629	62,719	67,696	71,065	68,177	125,348	135,895
Interest on fed funds purchased and repurchases	3,748	3,975	4,089	4,626	4,513	7,723	8,811
Other interest expense	5,426	4,817	4,659	4,585	5,982	10,243	11,058
Total interest expense	71,803	71,511	76,444	80,276	78,672	143,314	155,764
Net interest income-FTE	168,560	163,534	165,826	165,218	161,408	332,094	316,147
PCL, LHFI	4,452	4,688	(550)	1,390	5,346	9,140	13,471
PCL, off-balance sheet credit exposures	1,531	(1,948)	1,765	295	(670)	(417)	(3,501)
PCL, LHFI sale of 1-4 family mortgage loans	(9,227)	—	—	—	—	(9,227)	—
Net interest income after provision-FTE	171,804	160,794	164,611	163,533	156,732	332,598	306,177
Service charges on deposit accounts	10,375	10,654	11,184	11,251	10,585	21,029	21,221
Bank card and other fees	8,743	7,988	8,646	8,318	8,754	16,731	16,418
Mortgage banking, net	8,914	8,934	7,527	8,182	8,602	17,848	17,373
Wealth management	10,922	10,393	11,133	9,798	9,638	21,315	19,181
Other, net	3,617	4,376	2,745	2,382	2,311	7,993	8,281
Total noninterest income	42,571	42,345	41,235	39,931	39,890	84,916	82,474
Salaries and employee benefits	72,990	74,242	75,079	71,508	68,298	147,232	136,790
Services and fees	29,748	27,944	27,369	28,777	26,998	57,692	53,245
Net occupancy-premises	7,728	7,826	7,835	7,774	7,507	15,554	14,892
Equipment expense	7,267	6,998	6,878	6,410	6,206	14,265	12,514
Other expense	15,950	15,149	15,011	16,464	16,105	31,099	31,684
Total noninterest expense	133,683	132,159	132,172	130,933	125,114	265,842	249,125
Income before income taxes and FTE adjustment	80,692	70,980	73,674	72,531	71,508	151,672	139,526
FTE adjustment	2,930	2,975	2,940	2,777	2,652	5,905	5,336
Income before income taxes	77,762	68,005	70,734	69,754	68,856	145,767	134,190
Income taxes	14,240	11,890	12,860	12,967	13,015	26,130	24,716
Net income	$63,522	$56,115	$57,874	$56,787	$55,841	$119,637	$109,474

Per share data
Basic earnings per share	$1.09	$0.95	$0.97	$0.94	$0.92	$2.04	$1.81
Diluted earnings per share	$1.08	$0.95	$0.97	$0.94	$0.92	$2.03	$1.80
Dividends per share	$0.25	$0.25	$0.24	$0.24	$0.24	$0.50	$0.48

Weighted average shares outstanding
Basic	58,470,366	58,832,130	59,691,343	60,299,193	60,462,578	58,650,249	60,630,349
Diluted	58,697,955	59,067,767	59,950,488	60,540,158	60,693,515	58,870,332	60,862,773
Period end shares outstanding	58,225,687	58,679,730	59,012,423	60,126,376	60,401,684	58,225,687	60,401,684

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2026
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Nonaccrual LHFI
Alabama	$12,012	$11,151	$4,638	$3,475	$8,422
Florida	514	553	442	460	437
Mississippi (1)	31,078	76,671	73,045	62,502	54,015
Tennessee (2)	2,936	2,542	2,396	2,293	2,232
Texas	3,118	5,802	3,870	15,225	15,894
Total nonaccrual LHFI	49,658	96,719	84,391	83,955	81,000
Other real estate
Alabama	1,356	1,356	409	656	772
Mississippi (1)	2,870	5,033	5,621	5,843	4,860
Tennessee (2)	982	927	927	927	1,079
Texas	—	—	—	899	2,261
Total other real estate	5,208	7,316	6,957	8,325	8,972
Total nonperforming assets	$54,866	$104,035	$91,348	$92,280	$89,972

LOANS PAST DUE OVER 90 DAYS
LHFI	$3,065	$3,745	$5,097	$4,853	$3,854

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$109,508	$116,395	$98,939	$77,859	$75,564

	Quarter Ended					Six Months Ended
ACL LHFI	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Beginning Balance	$160,431	$157,071	$165,242	$168,237	$167,010	$157,071	$160,270
PCL, LHFI	4,452	4,688	(550)	1,390	5,346	9,140	13,471
PCL, LHFI sale of 1-4 family mortgage loans	(9,227)	—	—	—	—	(9,227)	—
Charge-offs, sale of 1-4 family mortgage loans	(6,316)	—	—	—	—	(6,316)	—
Charge-offs	(3,493)	(3,686)	(9,892)	(6,775)	(6,380)	(7,179)	(10,081)
Recoveries	2,342	2,358	2,271	2,390	2,261	4,700	4,577
Net (charge-offs) recoveries	(7,467)	(1,328)	(7,621)	(4,385)	(4,119)	(8,795)	(5,504)
Ending Balance	$148,189	$160,431	$157,071	$165,242	$168,237	$148,189	$168,237

NET (CHARGE-OFFS) RECOVERIES
Alabama	$(140)	$(104)	$(426)	$(3,069)	$(2,331)	$(244)	$(2,538)
Florida	73	(35)	204	2	151	38	134
Mississippi (1)	(7,287)	(626)	(1,468)	(1,520)	(1,647)	(7,913)	(2,402)
Tennessee (2)	(185)	7	(82)	(182)	(258)	(178)	(559)
Texas	72	(570)	(5,849)	384	(34)	(498)	(139)
Total net (charge-offs) recoveries	$(7,467)	$(1,328)	$(7,621)	$(4,385)	$(4,119)	$(8,795)	$(5,504)

(1) Mississippi includes Central and Southern Mississippi Regions.
(2) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2026
(unaudited)

	Quarter Ended					Six Months Ended
FINANCIAL RATIOS AND OTHER DATA	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Return on average equity	11.88%	10.62%	10.80%	10.78%	10.97%	11.25%	10.95%
Return on average tangible equity	14.08%	12.58%	12.82%	12.84%	13.13%	13.34%	13.13%
Return on average assets	1.33%	1.20%	1.23%	1.21%	1.21%	1.27%	1.20%
Interest margin - Yield - FTE	5.47%	5.47%	5.56%	5.69%	5.66%	5.47%	5.64%
Interest margin - Cost	1.63%	1.66%	1.75%	1.86%	1.86%	1.65%	1.86%
Net interest margin - FTE	3.84%	3.81%	3.81%	3.83%	3.81%	3.82%	3.78%
Efficiency ratio (1)	62.15%	63.25%	62.69%	61.98%	61.24%	62.69%	61.50%
Full-time equivalent employees	2,583	2,530	2,543	2,539	2,510

CREDIT QUALITY RATIOS
Net (recoveries) charge-offs (excl sale of 1-4 family mortgage loans) / average loans (LHFS + LHFI)	0.03%	0.04%	0.22%	0.13%	0.12%	0.04%	0.08%
PCL, LHFI / average loans (LHFS + LHFI)	0.13%	0.14%	-0.02%	0.04%	0.16%	0.13%	0.20%
Nonaccrual LHFI / (LHFI + LHFS)	0.35%	0.68%	0.60%	0.61%	0.59%
Nonperforming assets / (LHFI + LHFS)	0.39%	0.73%	0.65%	0.67%	0.66%
Nonperforming assets / (LHFI + LHFS + other real estate)	0.39%	0.73%	0.65%	0.67%	0.66%
ACL LHFI / LHFI	1.07%	1.16%	1.15%	1.22%	1.25%
ACL LHFI-commercial / commercial LHFI	0.90%	0.88%	0.91%	1.00%	1.07%
ACL LHFI-consumer / consumer and home mortgage LHFI	1.63%	2.09%	1.94%	1.95%	1.83%
ACL LHFI / nonaccrual LHFI	298.42%	165.87%	186.12%	196.82%	207.70%
ACL LHFI / nonaccrual LHFI (excl individually analyzed loans)	797.98%	200.69%	209.18%	239.69%	272.20%

CAPITAL RATIOS
Total equity / total assets	11.17%	11.21%	11.21%	11.25%	11.12%
Tangible equity / tangible assets	9.59%	9.62%	9.61%	9.64%	9.50%
Tangible equity / risk-weighted assets	11.52%	11.44%	11.54%	11.66%	11.41%
Tier 1 leverage ratio	10.25%	10.19%	10.18%	10.26%	10.15%
Common equity tier 1 capital ratio	11.87%	11.70%	11.72%	11.88%	11.70%
Tier 1 risk-based capital ratio	12.26%	12.09%	12.11%	12.27%	12.09%
Total risk-based capital ratio	14.47%	14.37%	14.41%	14.33%	14.15%

STOCK PERFORMANCE
Market value-Close	$46.01	$42.14	$38.95	$39.60	$36.46
Book value	$36.82	$36.28	$35.95	$35.16	$34.28
Tangible book value	$31.07	$30.58	$30.28	$29.60	$28.74

(1) See Note 8 - Non-GAAP Financial Measures in the Notes to Consolidated Financials for Trustmark’s efficiency ratio calculation.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2026
($ in thousands)
(unaudited)

Note 1 – Non-Routine Transactions

During the second quarter of 2026, Trustmark sold a portfolio of 1-4 family mortgage loans that were primarily three payments delinquent and/or nonaccrual. The following table illustrates the financial components of the sale:

Proceeds from the sale of 1-4 family mortgage loans, net of fees		$62,477
Book value of loans sold		(73,798)
Loss on sale		(11,321)
Less: Credit-related portion of loss from loans sold (recorded as charge-offs against the allowance for credit losses)		6,316
Noncredit-related portion of loss from loans sold (recorded to noninterest income in Other, net)	(a)	$(5,005)

Allowance for credit losses released from the sale		$(15,543)
Credit-related portion of loss from loans sold		6,316
Negative PCL, LHFI sale of 1-4 family mortgage loans	(b)	$(9,227)

Net increase in pre-tax income from the sale of 1-4 family mortgage loans	(a)-(b)=	$4,222

Additionally, during the second quarter of 2026, Visa and Trustmark Bank (TB) completed an exchange, offered by Visa, in which TB received Visa B-3 shares and Visa C shares for its Visa B-2 shares. Two-thirds of the Visa C shares that were received by TB were converted to Visa A shares and sold for a gain of $3.3 million ($2.5 million, net of taxes). One-third of the Visa C shares that were received were recognized at fair value, which resulted in a gain of $1.7 million ($1.2 million, net of taxes). The total gain on Visa shares was recorded to noninterest income in Other, net. The Visa B-3 shares were recorded at their nominal carrying value.

Note 2 – Subordinated Notes Payable

During the fourth quarter of 2025, Trustmark agreed to issue and sell $175.0 million aggregate principal amount of its 6.00% Fixed-to-Floating Rate Subordinated Notes (the Notes) due December 1, 2035. The Notes were sold at an underwriting discount of 1.1%, resulting in net proceeds to Trustmark of $173.1 million before deducting offering expenses. Trustmark used the net proceeds from the offering, after the payment of offering expenses, to repay the existing $125.0 million of aggregate principal amount of its outstanding 3.625% Fixed-to-Floating Rate Subordinated Notes due December 1, 2030 plus accrued interest, and for general corporate purposes.

The Notes are unsecured obligations and are subordinated in right of payment to all of Trustmark’s existing and future senior indebtedness, whether secured or unsecured. The Notes are obligations of Trustmark only and are not obligations of, and are not guaranteed by, any of its subsidiaries, including TB. The Notes qualify as Tier 2 capital for Trustmark. The Notes may be redeemed at Trustmark’s option under certain circumstances.

From and including the date of issuance to, but excluding, December 1, 2030 (unless redeemed prior to such date), the Notes bear interest at a rate of 6.00% per year, payable semiannually in arrears on June 1 and December 1 of each year, commencing on June 1, 2026. From and including December 1, 2030 to, but excluding, the maturity date (unless redeemed prior to such date), the Notes will bear interest at a floating rate per year equal to the Three-Month Term Secured Overnight Financing Rate (SOFR), plus 260 basis points, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing on March 1, 2031.

At June 30, 2026, the carrying amount of the Notes was $172.1 million.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2026
($ in thousands)
(unaudited)

Note 3 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity:

	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$207,053	$221,733	$208,948	$208,269	$215,679
U.S. Government agency obligations	69,929	70,255	70,849	70,535	65,800
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	42,116	40,197	38,535	35,806	34,070
Issued by FNMA and FHLMC	1,255,507	1,214,980	1,187,759	1,126,931	1,109,203
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	367,019	366,670	370,739	372,704	357,340
Total securities available for sale	$1,941,624	$1,913,835	$1,876,830	$1,814,245	$1,782,092

SECURITIES HELD TO MATURITY
U.S. Treasury securities	$30,995	$30,804	$30,615	$30,421	$30,226
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	12,441	12,733	13,154	14,353	14,750
Issued by FNMA and FHLMC	346,802	359,768	372,311	384,625	398,161
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	84,529	90,748	96,667	103,041	109,697
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	660,056	665,623	694,707	736,019	737,738
Total securities held to maturity	$1,134,823	$1,159,676	$1,207,454	$1,268,459	$1,290,572

At June 30, 2026, the net unamortized, unrealized loss included in accumulated other comprehensive income (loss) in the accompanying balance sheet for securities held to maturity transferred from securities available for sale totaled $32.1 million.

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of 100.0% of the portfolio in U.S. Treasury securities, direct obligations of government agencies and GSE-backed obligations. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2026
($ in thousands)
(unaudited)

Note 4 – Loan Composition

LHFI consisted of the following during the periods presented:

LHFI BY TYPE	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Loans secured by real estate:
Construction, land development and other land loans	$1,216,800	$1,205,698	$1,144,591	$1,241,827	$1,355,223
Secured by 1-4 family residential properties	3,078,565	3,059,727	3,056,189	3,054,869	3,057,362
Secured by nonfarm, nonresidential properties	3,198,800	3,289,115	3,304,523	3,299,819	3,478,932
Other real estate secured	1,990,550	2,079,222	2,124,272	2,055,712	1,918,341
Commercial and industrial loans	2,294,721	2,166,425	1,999,464	1,903,606	1,832,295
Consumer loans	156,254	154,787	159,158	151,287	149,395
State and other political subdivision loans	1,046,511	1,059,624	1,061,584	1,028,396	961,251
Other loans and leases	930,822	863,373	824,452	812,640	711,981
LHFI	13,913,023	13,877,971	13,674,233	13,548,156	13,464,780
ACL LHFI	(148,189)	(160,431)	(157,071)	(165,242)	(168,237)
Net LHFI	$13,764,834	$13,717,540	$13,517,162	$13,382,914	$13,296,543

The following table presents the LHFI composition based upon the region where the loan was originated and reflects each region’s diversified mix of loans:

	June 30, 2026
LHFI - COMPOSITION BY REGION	Total	Alabama	Florida	Georgia	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,216,800	$439,462	$21,480	$174,176	$295,930	$42,521	$243,231
Secured by 1-4 family residential properties	3,078,565	173,282	67,062	—	2,702,762	90,342	45,117
Secured by nonfarm, nonresidential properties	3,198,800	789,274	159,857	164,780	1,455,246	108,017	521,626
Other real estate secured	1,990,550	785,962	1,565	296,998	540,416	7,164	358,445
Commercial and industrial loans	2,294,721	710,644	23,787	403,512	779,786	121,897	255,095
Consumer loans	156,254	19,152	8,753	—	86,002	10,246	32,101
State and other political subdivision loans	1,046,511	52,644	55,003	4,690	813,654	26,441	94,079
Other loans and leases	930,822	23,914	4,968	519,521	279,298	55,912	47,209
Loans	$13,913,023	$2,994,334	$342,475	$1,563,677	$6,953,094	$462,540	$1,596,903

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION
Lots	$79,698	$38,214	$7,093	$—	$18,193	$4,971	$11,227
Development	71,342	39,470	—	—	13,615	13,651	4,606
Unimproved land	77,615	19,455	6,297	—	19,761	4,841	27,261
1-4 family construction	327,076	169,157	8,090	13,663	66,364	19,058	50,744
Other construction	661,069	173,166	—	160,513	177,997	—	149,393
Construction, land development and other land loans	$1,216,800	$439,462	$21,480	$174,176	$295,930	$42,521	$243,231

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2026
($ in thousands)
(unaudited)

Note 4 – Loan Composition (continued)

	June 30, 2026
	Total	Alabama	Florida	Georgia	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION
Non-owner occupied:
Retail	$256,434	$84,989	$10,765	$19,175	$68,170	$16,996	$56,339
Office	187,827	44,889	17,101	—	84,687	2,633	38,517
Hotel/motel	222,598	123,284	26,650	—	51,680	20,984	—
Mini-storage	198,505	55,341	774	54,487	87,057	405	441
Industrial & warehouses	528,634	98,255	19,006	41,118	280,029	2,932	87,294
Health care	124,112	105,460	646	—	15,748	299	1,959
Convenience stores	16,318	1,312	358	—	8,756	135	5,757
Nursing homes/senior living	182,297	13,948	—	—	117,089	3,075	48,185
Other	181,431	35,326	7,859	50,000	47,130	5,561	35,555
Total non-owner occupied loans	1,898,156	562,804	83,159	164,780	760,346	53,020	274,047

Owner-occupied:
Office	145,525	46,020	28,098	—	34,677	10,035	26,695
Churches	40,508	9,253	3,481	—	22,826	1,738	3,210
Industrial & warehouses	219,644	16,073	6,638	—	69,598	8,781	118,554
Health care	116,430	4,635	13,714	—	88,434	2,071	7,576
Convenience stores	94,033	5,260	2,690	—	55,884	—	30,199
Retail	82,382	16,122	13,067	—	39,807	6,718	6,668
Restaurants	71,031	2,309	1,644	—	37,866	24,160	5,052
Auto dealerships	16,958	1,363	129	—	14,242	1,224	—
Nursing homes/senior living	381,129	108,192	—	—	272,937	—	—
Other	133,004	17,243	7,237	—	58,629	270	49,625
Total owner-occupied loans	1,300,644	226,470	76,698	—	694,900	54,997	247,579
Loans secured by nonfarm, nonresidential properties	$3,198,800	$789,274	$159,857	$164,780	$1,455,246	$108,017	$521,626

Note 5 – Yields on Earning Assets and Costs of Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the costs of interest-bearing liabilities on a tax equivalent basis. The cost of total deposits includes both interest-bearing deposits and noninterest-bearing deposits. The net interest margin, which equals reported net interest income-FTE, annualized, as a percent of average earning assets, is also presented in the table below.

	Quarter Ended					Six Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Securities – total	3.52%	3.57%	3.46%	3.50%	3.46%	3.55%	3.46%
LHFI & LHFS	5.93%	5.93%	6.06%	6.21%	6.19%	5.93%	6.17%
Other earning assets	4.18%	3.46%	4.26%	4.32%	4.58%	3.82%	4.43%
Total earning assets	5.47%	5.47%	5.56%	5.69%	5.66%	5.47%	5.64%

Interest-bearing deposits	2.00%	2.02%	2.16%	2.32%	2.28%	2.01%	2.29%
Fed funds purchased & repurchases	3.75%	3.75%	4.03%	4.37%	4.35%	3.75%	4.33%
Other borrowings	3.98%	3.80%	4.61%	3.88%	3.89%	3.89%	3.89%
Total interest-bearing liabilities	2.13%	2.15%	2.29%	2.44%	2.42%	2.14%	2.43%

Total Deposits	1.59%	1.63%	1.72%	1.84%	1.80%	1.61%	1.82%

Net interest margin	3.84%	3.81%	3.81%	3.83%	3.81%	3.82%	3.78%

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2026
($ in thousands)
(unaudited)

Note 5 – Yields on Earning Assets and Costs of Interest-Bearing Liabilities (continued)

The net interest margin increased by three basis points compared to the first quarter of 2026, totaling 3.84% for the second quarter primarily due to the decrease in the costs of interest-bearing deposits.

Note 6 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates. These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP). Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR. The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates. Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions. The impact of this strategy resulted in a net positive hedge ineffectiveness of $199 thousand during the second quarter of 2026.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Six Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Mortgage servicing income, net	$7,441	$7,349	$7,342	$7,251	$7,142	$14,790	$14,303
Change in fair value-MSR from runoff	(3,531)	(3,105)	(4,141)	(3,441)	(3,596)	(6,636)	(5,658)
Gain on sales of loans, net	4,805	4,786	4,908	5,230	5,597	9,591	9,850
Mortgage banking income before hedge ineffectiveness	8,715	9,030	8,109	9,040	9,143	17,745	18,495
Change in fair value-MSR from market changes	3,320	3,962	(445)	(1,521)	(1,946)	7,282	(7,874)
Change in fair value of derivatives	(3,121)	(4,058)	(137)	663	1,405	(7,179)	6,752
Net positive (negative) hedge ineffectiveness	199	(96)	(582)	(858)	(541)	103	(1,122)
Mortgage banking, net	$8,914	$8,934	$7,527	$8,182	$8,602	$17,848	$17,373

Note 7 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented:

	Quarter Ended					Six Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Partnership amortization for tax credit purposes	$(2,171)	$(2,193)	$(2,380)	$(2,385)	$(2,137)	$(4,364)	$(4,261)
Increase in life insurance cash surrender value	1,925	1,872	1,940	1,945	1,911	3,797	3,778
Loss on sale of 1-4 family mortgage loans	(5,005)	—	—	—	—	(5,005)	—
Gain on sale of Visa A shares	3,269	—	—	—	—	3,269	—
Visa C shares fair value adjustment	1,659	—	—	—	—	1,659	—
Other miscellaneous income	3,940	4,697	3,185	2,822	2,537	8,637	8,764
Total other, net	$3,617	$4,376	$2,745	$2,382	$2,311	$7,993	$8,281

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low-income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented:

	Quarter Ended					Six Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Loan expense	$3,569	$3,230	$3,425	$3,287	$3,377	$6,799	$6,169
Amortization of intangibles	—	—	32	31	32	—	63
FDIC assessment expense	3,389	3,607	3,546	3,935	4,064	6,996	8,224
Other real estate expense, net	689	183	501	1,932	159	872	611
Other miscellaneous expense	8,303	8,129	7,507	7,279	8,473	16,432	16,617
Total other expense	$15,950	$15,149	$15,011	$16,464	$16,105	$31,099	$31,684

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2026
($ in thousands)
(unaudited)

Note 8 – Non-GAAP Financial Measures

In addition to capital ratios defined by GAAP and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy. Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets. Trustmark’s Common Equity Tier 1 capital includes common stock, capital surplus and retained earnings, and is reduced by goodwill and other intangible assets, net of associated net deferred tax liabilities as well as disallowed deferred tax assets and threshold deductions as applicable.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations. These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations. In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators. Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios. Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also, there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its audited consolidated financial statements and the notes related thereto in their entirety and not to rely on any single financial measure.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2026
($ in thousands except per share data)
(unaudited)

Note 8 – Non-GAAP Financial Measures (continued)

		Quarter Ended					Six Months Ended
		6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$2,143,847	$2,143,432	$2,126,774	$2,090,373	$2,041,209	$2,143,641	$2,016,519
Less: Goodwill		(334,605)	(334,605)	(334,605)	(334,605)	(334,605)	(334,605)	(334,605)
Identifiable intangible assets		—	—	(9)	(49)	(80)	—	(97)
Total average tangible equity		$1,809,242	$1,808,827	$1,792,160	$1,755,719	$1,706,524	$1,809,036	$1,681,817

PERIOD END BALANCES
Total shareholders' equity		$2,143,631	$2,129,145	$2,121,677	$2,114,268	$2,070,789
Less: Goodwill		(334,605)	(334,605)	(334,605)	(334,605)	(334,605)
Identifiable intangible assets		—	—	—	(32)	(63)
Total tangible equity	(a)	$1,809,026	$1,794,540	$1,787,072	$1,779,631	$1,736,121

TANGIBLE ASSETS
Total assets		$19,192,470	$18,987,324	$18,925,211	$18,801,510	$18,615,659
Less: Goodwill		(334,605)	(334,605)	(334,605)	(334,605)	(334,605)
Identifiable intangible assets		—	—	—	(32)	(63)
Total tangible assets	(b)	$18,857,865	$18,652,719	$18,590,606	$18,466,873	$18,280,991
Risk-weighted assets	(c)	$15,707,804	$15,680,449	$15,483,472	$15,262,807	$15,215,021

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income		$63,522	$56,115	$57,874	$56,787	$55,841	$119,637	$109,474
Plus: Intangible amortization net of tax		—	—	24	24	24	—	48
Net income adjusted for intangible amortization		$63,522	$56,115	$57,898	$56,811	$55,865	$119,637	$109,522
Period end common shares outstanding	(d)	58,225,687	58,679,730	59,012,423	60,126,376	60,401,684

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		14.08%	12.58%	12.82%	12.84%	13.13%	13.34%	13.13%
Tangible equity/tangible assets	(a)/(b)	9.59%	9.62%	9.61%	9.64%	9.50%
Tangible equity/risk-weighted assets	(a)/(c)	11.52%	11.44%	11.54%	11.66%	11.41%
Tangible book value	(a)/(d)*1,000	$31.07	$30.58	$30.28	$29.60	$28.74

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$2,143,631	$2,129,145	$2,121,677	$2,114,268	$2,070,789
AOCI-related adjustments		42,282	27,436	13,625	19,380	30,489
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(320,753)	(320,753)	(320,754)	(320,754)	(320,755)
Other adjustments and deductions for CET1 (2)		(125)	(710)	(253)	(111)	(955)
CET1 capital	(e)	1,865,035	1,835,118	1,814,295	1,812,783	1,779,568
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Tier 1 capital		$1,925,035	$1,895,118	$1,874,295	$1,872,783	$1,839,568

Common equity tier 1 capital ratio	(e)/(c)	11.87%	11.70%	11.72%	11.88%	11.70%
(1)
Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity.
(2)
Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAs), threshold deductions and transition adjustments, as applicable.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2026
($ in thousands except per share data)
(unaudited)

Note 8 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance. Trustmark views these as measures of our core operating business, which exclude the impact of the items detailed below, as these items are generally not operational in nature. These non-GAAP financial measures also provide another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items. Readers are cautioned that these adjustments are not permitted under GAAP. Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents pre-provision net revenue (PPNR) during the periods presented:

		Quarter Ended					Six Months Ended
		6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025

Net interest income (GAAP)	(a)	$165,630	$160,559	$162,886	$162,441	$158,756	$326,189	$310,811

Noninterest income (GAAP)		42,571	42,345	41,235	39,931	39,890	84,916	82,474
Add:	Loss on sale of 1-4 family mortgage loans (incl in Other, net)	5,005	—	—	—	—	5,005	—
Less:	Gain on sale of Visa A shares (incl in Other, net)	(3,269)	—	—	—	—	(3,269)	—
Visa C shares fair value adjustment (incl in Other, net)		(1,659)	—	—	—	—	(1,659)	—
Adjusted noninterest income (Non-GAAP)	(b)	42,648	42,345	41,235	39,931	39,890	84,993	82,474

Adjusted pre-provision revenue	(a)+(b)=(c)	$208,278	$202,904	$204,121	$202,372	$198,646	$411,182	$393,285
Noninterest expense (GAAP)	(d)	133,683	132,159	132,172	130,933	125,114	265,842	249,125
PPNR (Non-GAAP)	(c)-(d)	$74,595	$70,745	$71,949	$71,439	$73,532	$145,340	$144,160

The following table presents a reconciliation of net income (GAAP) to operating net income (Non-GAAP) along with select financial ratios during the periods presented:

	Quarter Ended					Six Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025

Net income (GAAP)	$63,522	$56,115	$57,874	$56,787	$55,841	$119,637	$109,474

Non-routine transactions (net of taxes):
PCL, LHFI sale of 1-4 family mortgage loans	(6,920)	—	—	—	—	(6,920)	—
Loss on sale of 1-4 family mortgage loans (incl in Other, net)	3,754	—	—	—	—	3,754	—
Gain on sale of Visa A shares (incl in Other, net)	(2,452)	—	—	—	—	(2,452)	—
Visa C shares fair value adjustment (incl in Other, net)	(1,244)	—	—	—	—	(1,244)	—
Operating net income (Non-GAAP)	$56,660	$56,115	$57,874	$56,787	$55,841	$112,775	$109,474

Diluted EPS - operating (Non-GAAP)	$0.97	$0.95	$0.97	$0.94	$0.92	$1.92	$1.80

FINANCIAL RATIOS - REPORTED (GAAP)
Return on average equity	11.88%	10.62%	10.80%	10.78%	10.97%	11.25%	10.95%
Return on average tangible equity	14.08%	12.58%	12.82%	12.84%	13.13%	13.34%	13.13%
Return on average assets	1.33%	1.20%	1.23%	1.21%	1.21%	1.27%	1.20%

FINANCIAL RATIOS - OPERATING (NON-GAAP)
Return on average equity	10.62%	n/a	n/a	n/a	n/a	10.62%	n/a
Return on average tangible equity	12.59%	n/a	n/a	n/a	n/a	12.58%	n/a
Return on average assets	1.19%	n/a	n/a	n/a	n/a	1.20%	n/a

n/a - not applicable

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2026
($ in thousands)
(unaudited)

Note 8 – Non-GAAP Financial Measures (continued)

The following table presents Trustmark’s calculation of its efficiency ratio for the periods presented:

			Quarter Ended					Six Months Ended
			6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025

	Total noninterest expense (GAAP)		$133,683	$132,159	$132,172	$130,933	$125,114	$265,842	$249,125
Less:	Other real estate expense, net		(689)	(183)	(501)	(1,932)	(159)	(872)	(611)
	Amortization of intangibles		—	—	(32)	(31)	(32)	—	(63)
	Charitable contributions resulting in state tax credits		(375)	(375)	(333)	(334)	(334)	(750)	(668)
	Adjusted noninterest expense (Non-GAAP)	(a)	$132,619	$131,601	$131,306	$128,636	$124,589	$264,220	$247,783

	Net interest income (GAAP)		$165,630	$160,559	$162,886	$162,441	$158,756	$326,189	$310,811
Add:	FTE adjustment		2,930	2,975	2,940	2,777	2,652	5,905	5,336
	Net interest income-FTE (Non-GAAP)	(b)	$168,560	$163,534	$165,826	$165,218	$161,408	$332,094	$316,147

	Noninterest income (GAAP)		$42,571	$42,345	$41,235	$39,931	$39,890	$84,916	$82,474
Add:	Partnership amortization for tax credit purposes		2,171	2,193	2,380	2,385	2,137	4,364	4,261
	Loss on sale of 1-4 family mortgage loans (incl in Other, net)		5,005	—	—	—	—	5,005	—
Less:	Gain on sale of Visa A shares (incl in Other, net)		(3,269)	—	—	—	—	(3,269)	—
	Visa C shares fair value adjustment (incl in Other, net)		(1,659)	—	—	—	—	(1,659)	—
	Adjusted noninterest income (Non-GAAP)	(c)	$44,819	$44,538	$43,615	$42,316	$42,027	$89,357	$86,735

	Adjusted revenue (Non-GAAP)	(b)+(c)	$213,379	$208,072	$209,441	$207,534	$203,435	$421,451	$402,882

	Efficiency ratio (Non-GAAP)	(a)/((b)+(c))	62.15%	63.25%	62.69%	61.98%	61.24%	62.69%	61.50%